UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2020 (June 30, 2020)

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York	001-10986	84- 1856018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.0001 par value	MSON	The Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to SWK Credit Agreement

On June 30, 2020 (the “Amendment Date”), Misonix, Inc. (the “Company”) and Solsys Medical, LLC, its wholly owned subsidiary (“Solsys”), entered into a second amendment (the “Second SWK Amendment”) to their existing credit agreement with SWK Funding LLC, pursuant to which, among other things, such credit agreement (as so amended, the “Amended SWK Credit Agreement”) was amended to modify the minimum aggregate revenue and minimum EBITDA financial covenants thereunder. The Second SWK Amendment reduces the minimum aggregate revenue requirements through December 31, 2021, and reduces the minimum EBITDA requirements through June 30, 2021. On the Amendment Date, the outstanding principal balance of the term loans under the Amended SWK Credit Agreement was $30,095,761.

The obligations under the Amended SWK Credit Agreement are (i) guaranteed by Misonix OpCo, Inc. (“Misonix OpCo”), a wholly owned subsidiary of the Company, and (ii) secured by a first lien on substantially all assets of the Company, Solsys and Misonix OpCo (other than accounts receivable and inventory) and a second lien on accounts receivable and inventory of the same entities.

The foregoing description of the Second SWK Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second SWK Amendment, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Second Modification to SVB Loan Agreement

On the Amendment Date, the Company, Solsys and Misonix OpCo entered into a second modification (the “Second SVB Modification”) to their existing loan agreement with Silicon Valley Bank, pursuant to which, among other things, such loan agreement (as so amended, the “Amended SVB Loan Agreement”) was amended to modify the minimum aggregate revenue and minimum EBITDA financial covenants thereunder. The Second SVB Modification reduces the minimum aggregate revenue requirements through December 31, 2021, and reduces the minimum EBITDA requirements through June 30, 2021. On the Amendment Date, the outstanding principal balance of the term loans under the Amended SVB Loan Agreement was $8,400,000.

The obligations under the Amended SVB Loan Agreement are secured by a first lien on accounts receivable and inventory of the Company, Solsys and Misonix OpCo and a second lien on substantially all other assets of the same entities.

The foregoing description of the Second SVB Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Second SVB Modification, which is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Second Amendment to Amended and Restated Credit Agreement dated as of June 30, 2020 by and among Solsys Medical, LLC and Misonix, Inc. as borrowers, each of the financial institutions signatories thereto and SWK Funding LLC, as administrative agent
10.2*	Second Loan Modification Agreement dated as of June 30, 2020 by and among Silicon Valley Bank and Misonix, Inc., Misonix OpCo Inc. and Solsys Medical, LLC as borrowers

* Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2020	Misonix, Inc.

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer Chief Financial Officer